Exhibit 10.2

Confidential Treatment Requested by The Telx Group, Inc.

AMENDMENT OF LEASE

This Amendment of Lease (this “Agreement”), dated as of the 8th day of July, 2002, between HUDSON TELEGRAPH ASSOCIATES, L.P., a New York limited partnership, having an address c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017-2513 (“Owner” or “Landlord”) and COLO PROPERTIES, INC., a Delaware corporation, having an address at 60 Hudson Street, New York, New York 10013 (“Tenant”).

W I T N E S S E T H:

WHEREAS:

A. Landlord and telx Communications Corporation and/or Connectech LLC (both of which are Tenant’s predecessors), entered into (i) a lease dated as of June 11, 1997 (as amended to date, the “Existing 23rd Floor Lease”) pursuant to which Tenant, as assignee, now leases a portion of the 23rd floor in the building (the “Building”) known as 60 Hudson Street, New York, New York, the Expiration Date of which is presently October 31, 2007, and (ii) a lease dated as of July 6,1999 (as amended to date, the “Existing 9th Floor Lease”) pursuant to which Tenant, as assignee, now leases a portion of the 9th floor in the Building, the Expiration Date of which is presently April 30, 2015.

B. Landlord and Tenant wish to amend the Existing 23rd Floor Lease and the Existing 9th Floor Lease (sometimes collectively referred to as the “Existing Leases”) as set forth herein and, in addition, to add to the premises demised under the Existing 23rd Floor Lease (the “23rd Floor Space”) a portion of the third (3rd) floor in the Building as shown hatched on Exhibit A annexed hereto (the “3rd Floor Space”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing 23rd Floor Lease and the Existing 9th Floor Lease are hereby amended as follows:

1. Definitions. All defined terms used herein shall have the meanings ascribed to them in the relevant Existing Lease unless otherwise defined herein. The Existing 23rd Floor Lease, as amended by this Agreement and as the same may be hereafter amended, is hereinafter sometimes referred to as the “23rd/3rd Floor Lease” and the Existing 9th Floor Lease, as amended by this Agreement and as the same may be hereafter amended, is hereinafter sometimes referred to as the “9th Floor Lease.”

2. Additional Electricity for 9th Floor Space. In connection with the Existing 9th Floor Lease, Landlord shall furnish, for Tenant’s use in the premises leased pursuant to the Existing 9th Floor Lease (the “9th Floor Space”), at a location designated by Landlord, an additional 400 amperes of alternating electric current at 480 volts, subject to the terms and conditions set forth in Article 42 of the Existing 9th Floor Lease. In bringing such additional current from such designated location to the 9th Floor Premises, Tenant shall use only such electrical contractors as are then on the approved list for the Building. Tenant agrees to pay a one-time charge for such additional capacity (in addition to the normal sub-metering charge as provided in the Existing 9th Floor Lease) in the amount of $230,750.00, payable in seven (7) equal consecutive monthly installments, the first of which shall be due and payable on the first day of the first calendar month that is at least thirty (30) days after such additional capacity is made available to Tenant. If Tenant fails to pay any such installment when due, and does not cure such failure within ten (10) business days after Landlord notifies Tenant thereof, then Landlord may recapture such additional current without compensation to Tenant.

3. 3rd Floor Space Added.

(a) As of November 1, 2002 (the “3rd Floor Commencement Date”), and for the balance of the Term of the 23rd/3rd Floor Lease, as the same is extended pursuant to Paragraph 4 of this Agreement, the 3rd Floor Space shall become and constitute a part of the premises demised under the 23rd/3rd Floor Lease, upon and subject to all of the terms and conditions of the Existing 23rd Floor Lease, as hereby modified, unless and to the extent otherwise provided herein. The 3rd Floor Space shall be leased to Tenant in its “as is” condition on the date hereof, reasonable wear and tear excepted, and Landlord shall not be required to perform any work to prepare the 3rd Floor Space for Tenant’s occupancy except that, prior to the 3rd Floor Commencement Date, Landlord will, at Landlord’s cost except to the extent provided in the last sentence of this Paragraph 3, (i) demolish, in a Building standard manner, the existing improvements within the 3rd Floor Space (including any internal dividing walls), (ii) remove or encapsulate any friable asbestos, including asbestos-containing floor tiles, if any, and (iii) construct Building standard demising walls to separate the 3rd Floor Space from the balance of the 3rd floor. The taking of possession of the 3rd Floor Space by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the 3rd Floor Space, the 23rd Floor Space, the 9th Floor Space and the Building were in good and satisfactory condition. Tenant will reimburse Landlord, within thirty (30) days after demand accompanied by reasonable substantiation, for Landlord’s actual cost of removing any asbestos-containing floor tiles.

(b) If Landlord permits Tenant to occupy the 3rd Floor Space prior to the 3rd Floor Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all of the terms, covenants, conditions and provisions of the 23rd/3rd Floor Lease except the obligation to pay Fixed Rent for the 3rd Floor Space.

4. Extension of Term of 23rd/3rd Floor Lease. The Term of the 23rd/3rd Floor Lease is hereby extended until October 31, 2017, which date is the new “Expiration Date” of the 23rd/3rd Floor Lease.

5. Fixed Rent Under 23rd/3rd Floor Lease.

(a) Until October 31, 2007. Until and including October 31, 2007, (i) the Fixed Rent for the 23 rd Floor Space shall remain as set forth in the Existing 23rd Floor Lease, and (ii) the Fixed Rent for the 3 rd Floor Space (which includes an annual cumulative two (2%) percent increase intended to reimburse Landlord for anticipated increases in Building operating expenses, in lieu of operating expense escalation or so-called Porter’s Wage escalation) shall be as set forth in the following table:

Period	Fixed Rent (per annum)
November 1, 2002 – October 31, 2003	[***]
November 1, 2003 – October 31, 2004	[***]
November 1, 2004 – October 31, 2005	[***]
November 1, 2005 – October 31, 2006	[***]
November 1, 2006 – October 31, 2007	[***]
November 1, 2007 – October 31, 2007	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Provided that Tenant is not in default under the 23rd/3rd Floor Lease after the expiration of any applicable notice and/or grace period, the Fixed Rent under the 23rd/3rd Floor Lease shall abate to the extent of [***] per month from the 3rd Floor Commencement Date to but not including the day that is two (2) months after the 3rd Floor Commencement Date (for an aggregate total abatement of [***]). Article 41 of the Existing 23rd Floor Lease shall not apply to the 3rd Floor Space.

(b) From and After November 1, 2007. From and after November 1, 2007, the aggregate Fixed Rent for the 3rd Floor Space and the 23rd Floor Space (which includes an annual cumulative two (2%) percent increase intended to reimburse Landlord for anticipated increases in Building operating expenses, in lieu of operating expense escalation or so-called Porter’s Wage escalation) shall be as set forth in the following table:

Period	Fixed Rent (per annum)
November 1, 2007 – August 31, 2008	[***]
September 1, 2008 – August 31, 2009	[***]
September 1, 2009 – August 31, 2010	[***]
September 1, 2010 – August 31, 2011	[***]
September 1, 2011 – August 31, 2012	[***]
September 1, 2012 – August 31, 2013	[***]
September 1, 2013 – August 31, 2014	[***]
September 1, 2014 – August 31, 2015	[***]
September 1, 2015 – August 31, 2016	[***]
September 1, 2016 – August 31, 2017	[***]
September 1, 2017 – October 31, 2017	[***]

6. Additional Rent. It is the intention of the parties that, until and including October 31,2007, additional rent payable by Tenant pursuant to the 23rd/3rd Floor Lease shall be calculated separately for the 23rd Floor Space and the 3rd Floor Space. Until and including October 31, 2007, the calculations for the 23rd Floor Space shall be made pursuant to the provisions of Articles 37, 39 and 40 of the Existing 23rd Floor Lease as unmodified by this Agreement. The calculations for the 3rd Floor Space for the entire Term commencing on the 3rd Floor Commencement Date, and the calculations for the 23rd Floor Space commencing on November 1, 2007, shall be made pursuant to the provisions of Articles 37 and 39 of the Existing 23rd Floor Lease with the following modifications:

(a) “Base Tax Year” for (i) the 23rd Floor Space from and after November 1, 2007, and (ii) the 3rd Floor Space, shall mean the Real Estate Taxes as finally determined for the tax fiscal year July 1,2002 – June 30,2003.

(b) “Subsequent Year” for (i) the 23rd Floor Space from and after November 1, 2007, and (ii) the 3rd Floor Space, shall mean any tax fiscal year commencing on or after July 1, 2003.

(c) “Tenant’s Proportionate Share” for the 23rd Floor Space shall continue to mean 0.67% and for the 3rd Floor Space shall mean 0.47%.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) Article 40 of the Existing 23rd Floor Lease shall not apply to (i) the 23rd Floor Space from and after November 1,2007, and (ii) the 3 rd Floor Space.

7. Option to Renew 23rd/3rd Floor Lease.

(a) Provided that the 23rd/3rd Floor Lease is then in full force and effect and Tenant is not in default thereunder after notice and expiration of any applicable grace period, Tenant shall have the option to extend the Term of the 23rd/3rd Floor Lease (with respect to all space then being leased thereunder, and not for only a part thereof) for one (1) additional period of five (5) years (the “Extension Term”). The Extension Term shall commence on the day after the initial Expiration Date (i.e., on November 1, 2017) and shall expire on the fifth (5th) anniversary of the initial Expiration Date (i.e., on October 31, 2022), unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of the 23rd/3rd Floor Lease or pursuant to law. Tenant shall give Landlord written notice of Tenant’s exercise of such option on or before the date that is one (1) year prior to the initial Expiration Date (i.e., on or before October 31, 2016) (the time of exercise being of the essence), and upon Tenant timely giving such notice, the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term had originally been included in the Term; the word “Term,” whenever used herein, shall include the Extension Term; and the Expiration Date shall thereupon be deemed to be the last day of the Extension Term. All of the terms, covenants and conditions of the 23rd/3rd Floor Lease shall continue in full force and effect during the Extension Term, including Real Estate Tax escalation and the annual (each November 1) cumulative 2% increase in Fixed Rent in lieu of operating expense or Porter’s Wage escalation, which shall remain payable on the terms (including the Base Tax Year) herein set forth, except that: (i) the Fixed Rent shall be as determined in accordance with subparagraph (b) of this Paragraph, (ii) there shall be no rent concession, work or work allowance to be furnished by Landlord, and (iii) Tenant shall have no further right to extend the Term.

(b) The Fixed Rent payable by Tenant for the 23rd Floor Space and the 3rd Floor Space during the Extension Term shall be the greater of (x) the annual Fixed Rent therefor payable in the final month of the Term of the 23rd/3rd Floor Lease and the (y) the fair market rental value thereof based upon the criteria set forth in part (iii) of this subparagraph (b) (the “FMRV”), determined as follows:

(i) Beginning on the date that is one (1) year prior to the commencement of the Extension Term, Landlord and Tenant shall negotiate in good faith to agree upon the FMRV. If Landlord and Tenant cannot reach agreement by the date that is nine (9) months prior to the commencement of the Extension Term, Landlord and Tenant shall each select a reputable, qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building and in comparable buildings in lower Manhattan for the type of space represented by the premises (such brokers are referred to herein, respectively, as “Landlord’s Broker” and “Tenant’s Broker”), who shall confer promptly after their selection by Landlord and Tenant and shall negotiate in good faith to agree upon the FMRV. If Landlord’s Broker and Tenant’s Broker cannot reach agreement by the date that is seven (7) months prior to the commencement of the Extension Term, then, no later than the date that is six (6) months prior to the commencement of the Extension Term, they shall designate a third reputable, qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building and in comparable buildings in lower Manhattan for the type of space represented by the premises (the “Independent Broker”). Upon the failure of Landlord’s Broker and Tenant’s Broker timely to agree upon the designation of the Independent Broker, then the

Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten (10) days notice, or by any other court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord’s Broker and Tenant’s Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker’s estimate of the FMRV, taking into consideration the factors referenced in part (iii) of this subparagraph (b) (respectively “Landlord’s Broker’s Letter” and “Tenant’s Broker’s Letter”).

(ii) If the FMRV’s set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter differ by $90,000.00 per annum or less for each year during the Extension Term, the FMRV shall be deemed the average of the FMRV’s set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter. If such differential is more than $90,000.00 per annum, the Independent Broker shall conduct such investigations and hearings as he or she may deem appropriate and shall, within sixty (60) days after the date of his or her designation, choose either the FMRV set forth in Landlord’s Broker’s Letter or that set forth in Tenant’s Broker’s Letter to be the FMRV and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

(iii) The FMRV shall be the fair market rental value, as of the first day of the Extension Term, of space comparable to the premises in lower Manhattan, taking into account the special character of the Building as a telecommunications industry specialty building, the then existing condition of the premises, the nature of the escalation provisions and the Base Tax Year as set forth in the 23rd/3rd Floor Lease, which shall not be changed, as well as the benefit to Tenant of being able to remain in its existing space and thus being spared the cost, inconvenience and interruption of business operations of relocating, the absence of any rent concession or work contribution from Landlord, and all other relevant terms and conditions of the 23rd/3rd Floor Lease. Fixed Rent shall include an annual cumulative two (2%) percent increase intended to reimburse Landlord for anticipated increases in Building operating expenses, in lieu of operating expense escalation or so-called Porter’s Wage escalation.

(c) If the Fixed Rent for the Extension Term has not been determined by the first day thereof, then the Fixed Rent to be paid by Tenant to Landlord until such determination has been made shall be the FMRV set forth in Landlord’s Broker’s Letter. After such determination has been made, any excess rental theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing Fixed Rent payable by Tenant to Landlord.

(d) Promptly after the Fixed Rent has been determined, Landlord and Tenant shall execute, acknowledge and deliver an agreement setting forth the Fixed Rent for the Extension Term, as finally determined, provided that the failure of the parties to do so shall not affect their respective rights and obligations under the 23rd/3rd Floor Lease.

(e) Fixed Rent for the Basement Space and the Set-Back Space (as hereinafter defined) during the Extension Term shall be at such rate, including cumulative annual increases, as Landlord is charging for such types of space as of the beginning of the Extension Term.

8. Increase in Security Deposit. The amount of the Security Deposit under the 23rd/3rd Floor Lease is Increased by $142,380.00, which shall be accomplished by way of an amendment to the 9th Floor L/C adjusting the amount thereof to the sum of the amount presently required under the Existing 9th Floor Lease plus $142,380.00 (i.e., to a total of $892,380.00). At any time that Landlord is holding cash as the Security Deposit, Landlord may demand by notice to Tenant that Tenant provide a Letter of Credit in the total amount of the required Security Deposit (upon receipt of which Landlord will deliver the cash security to Tenant), and if Tenant fails to provide such Letter of Credit within fifteen (15) business days after such demand is given, Landlord may itself arrange for the issuance thereof, using the cash security it is then holding, and Tenant shall upon demand reimburse Landlord, as additional rent, for the amount by which the cost thereof, including fees and other reasonable costs of issuance, exceeds the cash security being held by Landlord.

9. Basement Space.

(a) Effective as of the date of the execution and exchange of this Agreement (the “Effective Date”), the space identified by batching on Exhibit B annexed hereto located in the basement of the Building (the “Basement Space”) shall be added to the premises demised under the 23rd/3rd Floor Lease. The lease of the Basement Space shall be upon all the terms and conditions contained in the 23rd/3rd Floor Lease, except as otherwise set forth herein.

(b) Effective as of the Effective Date, the Fixed Rent under the 23rd/3rd Floor Lease shall be increased by [***] per annum by reason of the addition of the Basement Space, which amount shall increase on each January 1 throughout the Term of the 23rd/3rd Floor Lease, commencing on January 1, 2003, by two and one-half (2 1/2%) percent (cumulative).

(c) The Basement Space shall be used solely for the purpose of housing a fuel tank, in full compliance with all applicable laws. The installation of the fuel tank, as provided in the foregoing sentence, shall be performed in accordance with all applicable provisions of the 23rd/3rd Floor Lease, including, without limitation, Article 54 thereof.

(d) Landlord makes no representations concerning the condition of the Basement Space. Tenant agrees to accept the Basement Space in its “as is” condition on the date hereof. Landlord shall not be required to perform any work to prepare the Basement Space for Tenant’s use and occupancy.

(e) Promptly after the date hereof and prior to Tenant making any installations in the Basement Space, Tenant shall, at its sole cost and expense, construct Building standard demising walls to separate the Basement Space from the balance of the basement.

(f) There shall be no change in Tenant’s Proportionate Share or the electric capacity to which Tenant is entitled by reason of the addition of the Basement Space.

10. Landmark Designation. Tenant is hereby notified that the Building is subject to the jurisdiction of the Landmarks Preservation Commission. In accordance with sections 25-305, 25-306, 25-309 and 25-310 of the Administrative Code of the City of New York and the rules set forth in Title 63 of the Rules of the City of New York, any demolition, construction, reconstruction, alteration or minor work as described in such sections and such rules may not be commenced within or at the premises without the prior written approval of the Landmarks Preservation Commission. Tenant is notified that such demolition, construction, reconstruction, alterations or minor work includes, but is not limited to, (a) work to the exterior of the premises involving windows, signs, awnings, flagpoles, banners and storefront alterations and (b) interior work to the premises that (i) requires a permit from the Department of Buildings or (ii) changes, destroys or affects an interior architectural feature of an interior landmark or an exterior architectural feature of an improvement that is a landmark or located on a landmark site or in a historic district.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11. Brokerage. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent, other than Williams Real Estate Co. Inc., in connection with the consummation of this Agreement- Landlord agrees to pay a commission to Williams Real Estate Co. Inc. pursuant to a separate agreement. Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees) and liability for any commission or other compensation claimed by any other broker or agent (other than Williams Real Estate Co. Inc.) with respect to this Agreement.

12. Interconnections. All interconnections made on or after April 17, 2002 shall be subject to the charge set forth in Sections 64(C) and (D) of the 9th Floor Lease, whether made under the 9th Floor Lease or the 23rd/3rd Floor Lease.

13. Cross-Default. A default on Tenant’s part under the 23rd/3rd Floor Lease that continues after any applicable notice and/or cure period shall automatically constitute a default under the 9th Floor Lease (with no further notice requirement or opportunity to cure), and similarly a default on Tenant’s part under the 9th Floor Lease that continues after any applicable notice and/or cure period shall automatically constitute a default under the 23rd/3rd Floor Lease (with no further notice requirement or opportunity to cure).

14. Existing Leases Ratified. Except as modified by this Agreement, the Existing Leases and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Leases, as so modified, are hereby ratified and confirmed.

15. Successors and Assigns. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.

16. Changes to Be in Writing. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

17. Not Binding Until Executed by Landlord. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HUDSON TELEGRAPH ASSOCIATES, L.P.

By:	Sixty Hudson Management LLC, general partner

	By:	/s/ Kenneth Carmel
	Name:	Kenneth Carmel
Manager

COLO PROPERTIES, INC.

By:	/s/ Rory J. Cutaia
Name:	Rory J. Cutaia
Title: